UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 2, 2013

BALTIC TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34648	98-0637837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant's telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 2, 2013, Baltic Trading Limited (the "Company") entered into agreements (the "Acquisition Agreements") to purchase two Handysize drybulk carriers from subsidiaries of Clipper Group for an aggregate purchase price of $41.0 million. The purchases are subject to completion of customary additional documentation and closing conditions.  The vessels are expected to be delivered to the Company by the end of the third quarter of 2013.

Item 7.01.	Regulation FD Disclosure.

The Company intends fund a portion of the purchase price of the vessels using proceeds from its registered follow-on common stock offering completed in May 2013.  For the remainder of the purchase price, the Company has obtained a commitment for approximately $20 million of commercial bank financing from a global lending institution, which is subject to definitive loan documentation (the "Proposed Financing").

Attached as Exhibit 99.1 is a copy of a press release of the Company reporting entry into the Acquisition Agreements and the Proposed Financing described above, which is incorporated into this Item 7.01 except for the quoted material in the fourth paragraph of the press release.

The information set forth under Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated July 8, 2013.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations. Such statements are subject to various risks, uncertainties and assumptions, including market conditions.  Included among the factors that, in the Company's view, could cause actual results to differ materially from the forward looking statements contained in this Current Report on Form 8-K are the following: the fulfillment of the closing conditions under, or the execution of additional documentation for, the Company's agreements to acquire vessels; completion and funding of financing on acceptable terms; and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2012 and its subsequent reports on Form 10-Q and Form 8-K.  There can be no assurance that the Company will be able to obtain the Proposed Financing or any other financing, or that if the Company does so, that it will be able to borrow all or any of the amounts committed thereunder. The Company may be liable for damages if the vessel acquisitions fail to close as a result of the Company's unwillingness, inability or other failure to pay the purchase price under the Acquisition Agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Baltic Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALTIC TRADING LIMITED

DATE: July 8, 2013

/s/ John C. Wobensmith
John C. Wobensmith
President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 8, 2013.